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INDEPENDENT AUDITORS' CONSENT
-----------------------------



We consent to the incorporation by reference in this Registration Statement of The Pep Boys - Manny, Moe & Jack on Form S-8 of our reports dated
March 18, 1997 and September 19, 1997, appearing in the Annual Report on Form 10-K of The Pep Boys - Manny, Moe & Jack for the year ended February 1, 1997 and in the Annual Report on Form 11-K of The Pep Boys Savings Plan - Puerto Rico for the year ended March 31, 1997, respectively.







DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
November 13, 1997